2000 Long-Term Management Incentive Plan
                                            Stock Option Certificate



                                               NAME: ____________

                                        NUMBER OF SHARES COVERED: _______

                                          EXERCISE PRICE:  $______

                                          DATE OF GRANT: __________







                                                 VIACOM INC.


                                    This certifies that Viacom Inc. (the
                           "Company") granted to the employee named above (the "Participant") on the above date ("Date of Grant") non-qualified stock options (the "Stock Options") to purchase the number of shares shown above of the Class B Common Stock, par value $0.01 per share, of the Company ("Class B Common Stock"), for a purchase price per share equal to the Exercise Price shown above, under the Company's 2000 Long-Term Management Incentive Plan, as amended from time to time (the "Plan"), all on the terms and conditions attached hereto as part hereof (the "Terms and Conditions").





                                                ------------------------------
                                                [Insert Name and Title of
                                                Executive signing Certificate]


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                              TERMS AND CONDITIONS


                                   Viacom Inc.
                    2000 Long-Term Management Incentive Plan
                            Stock Option Certificate




      The Stock Option Certificate attached hereto and the Terms and Conditions for the stock option grant contained herein (the "Certificate"), together with the Memorandum dated [Insert Date of Memorandum] and the certificates and/or agreements delivered under the Plan in connection with each grant of stock options under the Plan, constitutes the prospectus covering the shares of Class B Common Stock subject to the Plan.


                                    ARTICLE I

                             TERMS OF STOCK OPTIONS

              Section 1.1 Grant of Stock Options. The Stock Options have been awarded to the Participant subject to the terms and conditions contained in the Certificate and in the Plan, the terms of which are hereby incorporated by reference. A copy of the Plan will be provided upon request to the Administrator, Long-Term Incentive Plans. The Plan has been filed with the Securities and Exchange Commission. The capitalized terms used in the Certificate that are not otherwise defined in the Certificate shall have the meanings assigned to them in Article III hereof. The Stock Options are not intended to be, or qualify as, "Incentive Stock Options" within the meaning of section 422 of the Code.

              Section 1.2  Terms of Stock Options.

              (a) Vesting. The Stock Options shall be exercisable only to the extent the Participant is vested therein. The Stock Options shall vest [Insert Vesting Schedule - generally Stock Options vest in four equal installments on the first, second, third and fourth anniversaries of the Date of Grant].

              (b) Option Period. Except as provided in Section 1.2(c) hereof, the period during which the Stock Options may be exercised shall expire on the tenth anniversary of the Date of Grant (the "Expiration Date").

              (c) Exercise in the Event of Termination of Employment, Retirement, Permanent Disability or Death.

                   (i) Exercise in the Event of Termination of Employment other than for Cause, Retirement, Permanent Disability or Death. In the event of a termination of the Participant's employment other than for Cause or the Participant's Retirement, Permanent Disability or death, the Participant's Outstanding Stock Options can be exercised in accordance with the following provisions:


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                        (A) if the Participant ceases to be an employee of the
                   Company or any of its Subsidiaries by reason of the voluntary termination by the Participant or the termination by the Company or any of its Subsidiaries other than for Cause, his or her Outstanding Stock Options may be exercised to the extent then exercisable until the earlier of six months after the date of such termination (or such longer period as may be determined by the Committee, in its discretion) or the Expiration Date;

                        (B) if the Participant ceases to be an employee of the
                   Company or any of its Subsidiaries by reason of the Participant's Retirement, the Participant may exercise his or her Outstanding Stock Options to the extent exercisable on the date of Retirement until the earlier of the third anniversary of such date (or such longer period as may be determined by the Committee, in its discretion) or the Expiration Date;

                        (C) if the Permanent Disability of the Participant
                   occurs, his or her Outstanding Stock Options may be exercised to the extent exercisable upon the date of the onset of such Permanent Disability until the earlier of the third anniversary of such date (or such longer period as may be determined by the Committee, in its discretion) or the Expiration Date; and

                        (D) if a Participant dies during a period during which
                   his or her Stock Options could have been exercised by him or her, his or her Outstanding Stock Options may be exercised to the extent exercisable at the date of death by the person who acquired the right to exercise such Stock Options by will or the laws of descent and distribution or permitted transfer until the earlier of the second anniversary of the date of death (or such longer period as may be determined by the Committee, in its discretion) or the Expiration Date.

              Upon the occurrence of an event described in clauses (A), (B), (C) or (D) of this Section 1.2(c)(i), all rights with respect to Stock Options that are not vested as of such event will be relinquished. A "termination of employment" occurs, for purposes of the Plan, when a Participant no longer works for the Company or any of its Subsidiaries. For the avoidance of doubt, the employment of a Participant who works for a Subsidiary shall terminate, for Plan purposes, on the date on which the Participant's employing company ceases to be a Subsidiary.

                   (ii) Termination for Cause. If the Participant's employment with the Company or any of its Subsidiaries ends due to a Termination for Cause then, unless the Committee in its discretion determines otherwise, all Outstanding Stock Options, whether or not then vested, shall terminate effective as of the date of such termination.

                  (iii) Exercise Periods following Termination of Employment,
              Retirement, Permanent Disability or Death. For the purposes of determining the dates on which Stock Options may be exercised following a termination of employment or Retirement, Permanent Disability or death, the day following the date of termination of employment or Retirement, Permanent Disability or death shall be the first day of the exercise period and the Stock Options may be exercised up to and including the last business day falling within the exercise period. Thus, if the last day of the exercise period is not a business day, then the last date the Stock Options may be exercised is the last business day preceding the end of the exercise period.

              Section 1.3  Exercise of Stock Options.

              (a) Whole or Partial Exercise. Subject to the restrictions of
       Section 1.2(b) hereof, the Participant may exercise all vested Outstanding Stock Options granted hereunder at one time or in installments of 100 Stock Options (or in the whole number of unexercised Stock Options in which the Participant is vested, if such number is less than 100) by notice to the Administrator, Long-Term Incentive Plans, Viacom Inc., 1515 Broadway, New York, New York 10036, or to such agent(s) for the Company ("Agent") as the Company may from time to time specify, in such manner and at such address as may be specified from time to time by the Company. Such notice shall (i) state the number of full Stock Options being exercised, and (ii) be signed (or otherwise authorized in a manner acceptable to the Company) by the person or persons so exercising the Stock Options and, in the event the Stock Options are being exercised (pursuant to Section 1.2(c)(i) hereof) by any person or persons other than the Participant accompanied by proof satisfactory to the Company's counsel of the right of such person or persons to exercise the Stock Options. Information concerning any Agent and its address may be obtained by contacting the Administrator, Long-Term Incentive Plans.

              (b) Payment of Aggregate Option Price. Full payment of the aggregate Exercise Price which shall be determined by multiplying the number of Stock Options being exercised by the Exercise Price shall be made on or before the settlement date for the shares of Class B Common Stock issued pursuant to the exercise of the Stock Options. Such Exercise Price shall be paid in cash (e.g. personal bank check, certified check or official bank check). In addition, in accordance with Section 4.3 hereof, the Participant shall make an arrangement acceptable to the Company to pay to the Company an amount sufficient to satisfy the combined federal, state and local withholding tax obligations which arise in connection with the exercise of such Stock Options.

              (c) Issuance of Share Certificates. Upon satisfaction of the conditions set forth in Section 1.3(b) hereof, the Company shall deliver (or cause to be delivered) a certificate or certificates for the shares of Class B Common Stock issued pursuant to the exercise of the Stock Options to the Participant.

              (d) Outstanding Stock Options. The number of shares of Class B Common Stock subject to the Stock Options that is set forth on the Stock Option Certificate attached hereto or provided simultaneously online may not reflect the number of Outstanding Stock Options due to Stock Option exercises or adjustments pursuant to Article II.


                                   ARTICLE II

                       EFFECT OF CERTAIN CORPORATE CHANGES


              In the event of a merger, consolidation, stock split, dividend, distribution, combination, reclassification or recapitalization that changes the character or amount of the Class B Common Stock or any other changes in the corporate structure, equity securities or capital structure of the Company, the Committee shall make such adjustments to the number of shares of Class B Common Stock subject to the Stock Options or the exercise price of the Stock Options, in each case, as it deems appropriate. The Board may, in its sole discretion, also make such other adjustments as it deems appropriate in order to preserve the benefits or potential benefits intended to be made available hereunder. Such determinations shall be conclusive and binding for all purposes.

                                   ARTICLE III

                                   DEFINITIONS


              As used in the Certificate, the following terms shall have the following meanings:

                  (a) "Board" shall mean the Board of Directors of the Company.

                  (b) "Code" shall mean the Internal Revenue Code of l986, as amended, including any successor law thereto.

                  (c) "Committee" shall mean the Compensation Committee of the Board (or such other Committee(s) as may be appointed or designated by the Board to administer the Plan.)

                  (d) "Fair Market Value" of a share of Class B Common Stock on a given date shall be the 4:00 p.m. (New York time) closing price on such date on the New York Stock Exchange or other principal stock exchange on which the Class B Common Stock is then listed, as reported by The Wall Street Journal (Northeast edition) or any other authoritative source selected by the Company.

                  (e) "Outstanding Stock Option" shall mean a Stock Option granted to the Participant which has not yet been exercised and which has not yet expired or been terminated in accordance with its terms.

                  (f) "Permanent Disability" shall have the same meaning as such term or a similar term has in the long-term disability policy maintained by the Company or a Subsidiary thereof for the Participant and in effect on the date of the onset of the Participant's Permanent Disability.

                  (g) "Retirement" shall mean the resignation or termination of employment after attainment of an age and years of service required for payment of an immediate pension pursuant to the terms of any qualified defined benefit retirement plan maintained by the Company or a Subsidiary in which the Participant participates; provided, however, that no resignation or termination prior to a Participant's 60th birthday shall be deemed a retirement unless the Committee so determines in its sole discretion; and provided, further, that the resignation or termination of employment other than a Termination for Cause after attainment of age 60 shall be deemed a retirement if the Participant does not participate in a qualified defined benefit retirement plan maintained by the Company or a Subsidiary.

                  (h) "Subsidiary" shall mean a corporation (or a partnership or other enterprise) in which the Company owns or controls, directly or indirectly, more than 50% of the outstanding shares of stock normally entitled to vote for the election of directors (or comparable equity participation and voting power).

                  (i) "Termination for Cause" shall mean a termination of employment with the Company or any of its Subsidiaries which, as determined by the Committee, is by reason of (i) "cause" as such term or a similar term is defined in any employment agreement applicable to the Participant, or (ii) if there is no such employment agreement or if such employment agreement contains no such term, the Participant's: (A) dishonesty; (B) conviction of embezzlement, fraud or other conduct which would constitute a felony; (C) willful unauthorized disclosure of confidential information; (D) failure, neglect of or refusal to substantially perform the duties of the Participant's employment; or
       (E) any other act or omission which is a material breach of the Company's policies regarding employment practices or the applicable federal, state and local laws prohibiting discrimination or which is materially injurious to the financial condition or business reputation of the Company or any Subsidiary thereof.

                  (j) To "vest" a Stock Option held by the Participant shall mean to render such Stock Option exercisable, subject to the terms of the Plan.


                                   ARTICLE IV

                                  MISCELLANEOUS


              Section 4.1 No Rights to Grants or Continued Employment. Neither the Certificate, the Plan nor any action taken in accordance with such documents shall confer upon the Participant any right to be employed by the Company or any Subsidiary thereof, nor to be entitled to any remuneration or benefits not set forth in the Plan or the Certificate, including the right to receive any future grants under the Plan or any other plan of the Company or any Subsidiary thereof or interfere with or limit the right of the Company or any Subsidiary thereof to modify the terms of or terminate the Participant's employment at any time.

              Section 4.2 Restriction on Transfer. The rights of the Participant with respect to the Stock Options shall not be transferable by the Participant except (i) by will or the laws of descent and distribution or (ii) subject to the prior approval of the Committee, for transfers to members of the Participant's immediate family or trusts whose beneficiaries are members of the Participant's immediate family, in each case subject to the condition that the Committee shall be satisfied that such transfer is being made for estate and/or tax planning purposes without consideration being received therefor and subject to such other conditions as the Committee may impose.

              Section 4.3 Tax Withholding. As a condition to the exercise of the Stock Options, the Participant shall make a payment in cash equal to the amount of any federal, state, local or other taxes owed as a result of such exercise.

              Section 4.4 Stockholder Rights. The grant of Stock Options under the Certificate shall not entitle the Participant or any permitted transferee to any rights of a holder of shares of Class B Common Stock, other than when and until share certificates are delivered to the Participant upon exercise of a Stock Option.

              Section 4.5 No Restriction on Right of Company to Effect Corporate Changes. The Certificate shall not affect in any way the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the Company's capital structure or its business, or any merger or consolidation of the Company, or any issue of stock or of options, warrants or rights to purchase stock or of bonds, debentures, preferred or prior preference stocks whose rights are superior to or affect the Class B Common Stock or the rights thereof or which are convertible into or exchangeable for Class B Common Stock, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

              Section 4.6 Interpretation. In the event of a conflict or ambiguity between the provisions of the Certificate and the provisions of any employment agreement applicable to the Participant with respect to the Stock Options, the provisions of such employment agreement shall be deemed controlling to the extent such provisions are consistent with the provisions of the Plan and are more favorable to the Participant than the provisions of the Certificate.

              Section 4.7 Breach of Covenants. In the event that the Committee makes a good faith determination that the Participant committed a material breach of the restrictive covenants relating to non-competition, no solicitation of employees, confidential information or proprietary property in any employment or other agreement applicable to the Participant during the one year period after termination of the Participant's employment with the Company or a Subsidiary, the Participant will be required to return any "gain" (as defined below) realized on the Stock Options during the one year period prior to such breach or at any time after such breach occurs. In addition, if the Committee makes such determination, the Participant's Outstanding Stock Options will be terminated. The "gain" on the Stock Options shall mean the difference between the Fair Market Value and the exercise price of the Stock Options on date of exercise.

              Section 4.8 Headings. The headings of articles and sections herein are included solely for convenience of reference and shall not affect the meaning of any of the provisions of the Certificate.

              Section 4.9 Governing Law. The Certificate and all rights hereunder shall be construed in accordance with and governed by the laws of the State of Delaware.